Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES FISCAL 2014 THIRD QUARTER RESULTS

•    Revenue growth of 7% driven by solid organic performance

•    Strong revenue growth of 12% in the U.S.

•    International results and investments in the U.S. impact profits in the quarter

Mentor, Ohio (February 5, 2014) - STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2014 third quarter ended December 31, 2013. Fiscal 2014 third quarter revenue increased 7% to $405.6 million compared with $380.4 million in the third quarter of fiscal 2013. As reported, net income was $28.5 million, or $0.48 per diluted share, compared with net income of $48.1 million, or $0.82 per diluted share in the third quarter of fiscal 2013. Included in the financial results for the third quarter of fiscal 2013 was a favorable $15.8 million pre-tax adjustment attributable to the SYSTEM 1 class action settlement liability and an $8.1 million tax benefit associated with our prior European restructuring effort, as well as certain other items.

Adjusted net income for the third quarter of fiscal 2014 was $34.9 million, or $0.59 per diluted share compared with adjusted net income of $34.3 million, or $0.58 per diluted share in the prior year period. Please refer to the attached schedules for additional information, including reconciliations of adjusted “non-GAAP financial measures” to reported results.

“The third quarter was another good quarter for us with solid organic revenue growth, and record backlog in the Healthcare segment,” said Walt Rosebrough, President and Chief Executive Officer of STERIS Corporation. “Our strong performance in the U.S. was somewhat offset by a decline in international revenue and profitability. We continue to anticipate a very strong fourth quarter and a record year, but are trimming our earnings outlook for the full year to reflect our third quarter results.”

Segment Results

Healthcare revenue in the quarter increased 8% to $291.8 million compared with $271.1 million in the same period last year. Healthcare revenue grew across the business, with 4% growth in capital equipment, 6% increase in consumables and 15% growth in service revenues.

STERIS Corporation

News Announcement

As reported, Healthcare segment operating income was $31.2 million compared with $45.5 million in last year’s third quarter. Included in the financial results for the third quarter of fiscal 2013 was the favorable impact of the SYSTEM 1 class action settlement liability described above. Adjusted segment operating income was $37.5 million in the third quarter of fiscal 2014 compared with adjusted segment operating income of $35.7 million in the same period last year.

Life Sciences third quarter revenue declined slightly to $64.1 million compared with $65.0 million in the third quarter of fiscal 2013. Consumable revenue grew 8% and service revenue increased 2%. Capital equipment revenue, which tends to vary by quarter, declined 10%. Life Sciences operating income was $12.1 million compared with $12.8 million in the same period last year, reflecting the decline in volume.

Fiscal 2014 third quarter revenue for Isomedix Services was $49.2 million compared with $43.4 million in the same period last year, an increase of 13%. Expanded capacity contributed to revenue growth in the quarter. In addition, the prior year includes the business disruption from hurricane Sandy, making the comparison versus the prior year somewhat easier. Operating income in the quarter increased to $14.1 million compared with $11.1 million last year, reflecting the increase in volume.

Cash Flow

Net cash provided by operations for the first nine months of fiscal 2014 was $142.2 million, compared with $180.9 million last year. Free cash flow (see note 1) for the first nine months of fiscal 2014 was $82.1 million, compared with $117.1 million in the prior year. The decline in free cash flow is primarily due to payments for the Company’s annual incentive compensation program which did not occur in fiscal 2013, as well as the impact of strong working capital improvements in the prior year.

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a quarterly dividend of $0.21 per common share. The dividend is payable March 26, 2014 to shareholders of record at the close of business on February 26, 2014.

STERIS Corporation

News Announcement

Outlook

Based upon current trends and performance year-to-date, the Company anticipates full year revenue growth, within its prior range, of approximately 9% for fiscal 2014. Earnings per diluted share are now anticipated to be in the range of $2.42 to $2.49, compared with the previously provided range of $2.47 to $2.60 for the full fiscal year. The change in outlook for earnings per share reflects the Company’s third quarter performance; in particular a higher effective tax rate, a decline in international results and investments in the U.S. This outlook reflects other key assumptions, some of which are listed below:

•	Healthcare segment revenue is expected to grow low-double digits.

•	Life Sciences segment revenue is expected to grow low-single digits.

•	Isomedix segment revenue is expected to grow high-single digits.

•	The Company has assumed the average forward exchange rates for the U.S. dollar and key international currencies as of December 31, 2013.

•	Adjusted EBIT as a percent of revenue is anticipated to be approximately 15%.

•	The adjusted effective tax rate is anticipated to be approximately 36%.

For the full fiscal year 2014, the Company’s expectations for free cash flow (see note 1) are unchanged at approximately $130 million, which include capital expenditures of approximately $90 million.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1- 800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time today, either over the Internet at www.steris-ir.com or via phone by calling 1-888-296-6941 in the United States and Canada, or 1-203-369-3026 internationally.

STERIS Corporation

News Announcement

About STERIS

The mission of STERIS Corporation is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS defines free cash flow as net cash flows from operating activities less purchases of property, plant, equipment and intangibles plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies. Please see the attached financial tables for a complete reconciliation of these non-GAAP numbers to the nearest GAAP information.

# # #

This press release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release and the referenced conference call, and may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "targets," "forecasts," "outlook," "impact," "potential," "confidence," "improve," "optimistic," "deliver," "comfortable," "trend", and "seeks," or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company's Form 10-K and other securities filings. Many of these important factors are outside STERIS's control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in this press release, the referenced conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, rebate program, transition, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products, the consent decree, the transition or rebate program, or the class action settlement, are summaries only and should not be considered the specific terms of the decree, settlement, program or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments, or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company's products and services, (f) the possibility that anticipated growth, cost savings, new

STERIS Corporation

News Announcement

product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, the transition from the SYSTEM 1 processing system and adjustments to related reserves, or those matters described in our Form 10-K for the year ended March 31, 2013 and other securities filings, may adversely impact Company performance, results, prospects or value, (g) the possibility that anticipated financial results or benefits of recent acquisitions will not be realized or will be other than anticipated, (h) the effect of the contraction in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (i) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2013, and other securities filings.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$405,551	$380,405	$1,156,965	$1,053,286
SYSTEM 1 Rebate Program	—	—	—	20,400

Revenues, net	405,551	380,405	1,156,965	1,073,686
Cost of revenues	241,776	227,283	691,838	631,291
Cost of revenues - SYSTEM 1 Rebate Program	—	—	—	(1,100)

Gross profit	163,775	153,122	465,127	443,495

Operating expenses:
Selling, general, and administrative	95,497	91,753	280,087	252,567
Class action settlement	—	(15,800)	—	(15,800)
Research and development	11,580	10,415	36,960	29,579
Restructuring expense	808	(386)	878	(570)

Total operating expenses	107,885	85,982	317,925	265,776

Income from operations	55,890	67,140	147,202	177,719
Non-operating expense, net	4,431	3,869	13,812	9,957
Income tax expense	22,953	15,174	42,824	49,166

Net income	$28,506	$48,097	$90,566	$118,596

Earnings per common share (EPS) data:
Basic	$0.48	$0.82	$1.54	$2.04

Diluted	$0.48	$0.82	$1.52	$2.02

Cash dividends declared per common share outstanding	$0.21	$0.19	$0.61	$0.55

Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	58,885	58,425	58,972	58,200
Diluted number of common shares outstanding	59,685	58,972	59,746	58,692

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	December 31,	March 31,
	2013	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$157,337	$142,008
Accounts receivable, net	267,721	275,937
Inventories, net	159,899	144,443
Other current assets	35,956	51,552

Total Current Assets	620,913	613,940

Property, plant, and equipment, net	444,946	431,952
Goodwill and intangible assets, net	700,487	704,424
Other assets	11,460	10,793

Total Assets	$1,777,806	$1,761,109

Liabilities and Equity
Current liabilities:
Accounts payable	$80,322	$79,374
Other current liabilities	121,063	139,463

Total Current Liabilities	201,385	218,837

Long-term debt	474,740	492,290
Other liabilities	91,936	103,002
Equity	1,009,745	946,980

Total Liabilities and Equity	$1,777,806	$1,761,109

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$291,831	$271,096	$828,051	$737,030
SYSTEM 1 Rebate Program	—	—	—	20,400

Healthcare, net	291,831	271,096	828,051	757,430
Life Sciences	64,128	65,043	182,425	180,116
STERIS Isomedix Services	49,157	43,392	144,792	133,732

Total Reportable Segments	405,116	379,531	1,155,268	1,071,278
Corporate and Other	435	874	1,697	2,408

Total Segment Revenues	$405,551	$380,405	$1,156,965	$1,073,686

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$31,238	$45,478	$72,111	$110,355
Life Sciences	12,092	12,798	38,672	35,201
STERIS Isomedix Services	14,054	11,103	42,484	39,348

Total Reportable Segments	57,384	69,379	153,267	184,904
Corporate and Other	(1,494)	(2,239)	(6,065)	(7,185)

Total Operating Income	$55,890	$67,140	$147,202	$177,719

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Nine Months Ended
	December 31,
	2013	2012
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$90,566	$118,596
Non-cash items	71,764	77,006
Change in Accrued SYSTEM 1 Rebate Program and class action settlement	(247)	(63,516)
Changes in operating assets and liabilities	(19,910)	48,850

Net cash provided by operating activities	142,173	180,936

Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(64,778)	(63,878)
Proceeds from sale of property, plant, equipment and intangibles	4,739	29
Investments in businesses, net of cash acquired	(8,443)	(399,415)

Net cash used in investing activities	(68,482)	(463,264)

Financing Activities:
Payments on long-term obligations, net	(70,000)	—
Proceeds under credit facilities, net	52,450	210,890
Proceeds from Private Placement	—	100,000
Deferred financing fees and debt issuance costs	(43)	(1,581)
Repurchases of common shares	(23,236)	(7,893)
Cash dividends paid to common shareholders	(36,009)	(32,045)
Stock option and other equity transactions, net	11,877	14,517
Tax benefit from stock options exercised	1,864	2,161

Net cash used in and provided by financing activities	(63,097)	286,049
Effect of exchange rate changes on cash and cash equivalents	4,735	1,345

Decrease in cash and cash equivalents	15,329	5,066
Cash and cash equivalents at beginning of period	142,008	150,821

Cash and cash equivalents at end of period	$157,337	$155,887

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Nine Months Ended
	December 31,
	2013	2012
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$142,173	$180,936
Purchases of property, plant, equipment, and intangibles, net	(64,778)	(63,878)
Proceeds from the sale of property, plant, equipment, and intangibles	4,739	29

Free Cash Flow	$82,134	$117,087

Twelve Months Ended
March 31,
2014
(Outlook)*
Calculation of free cash flow for outlook:
Cash flows from operating activities	$220,000
Purchases of property, plant, equipment, and intangibles, net	(90,000)

Free Cash Flow	$130,000

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended December 31,		Nine months ended December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income per diluted share	$0.48	$0.82	$1.52	$2.02
Impact of SYSTEM 1 Rebate Program and class action settlement, net of tax	—	(0.16)	—	(0.39)
Tax benefit, European restructuring	—	(0.14)	(0.15)	(0.14)
Tax expense, Canadian adjustment	0.04	—	0.04	—
Restructuring, net of tax	0.01	—	0.01	(0.01)
Inventory “step up” to fair value, net of tax	—	0.01	—	0.02
Amortization and impairment of purchased intangible assets, net of tax	0.04	0.03	0.12	0.08
Loss from fair value adjustment of acquisition related contingent consideration	0.01	—	0.01	—
Acquisition related transaction and integration expenses, net of tax	0.01	0.02	0.02	0.06

Adjusted net income per diluted share	$0.59	$0.58	$1.57	$1.64

Twelve months ended March 31, 2014
(Outlook)*
Net Income per diluted share	$2.31 - $2.38
Tax benefit, European restructuring	(0.15)
Tax expense, Canadian adjustment	0.04
Restructuring, net of tax	0.01
Amortization and impairment of purchased intangible assets, net of tax	0.18
Loss from fair value adjustment of acquisition related contingent consideration, net of tax	0.01
Acquisition related transaction and integration expenses, net of tax	0.02

Adjusted net income per diluted share	$2.42- $2.49

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Nine months ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net	$405,551	$380,405	$1,156,965	$1,073,686
Impact of SYSTEM 1 Rebate Program	—	—	—	(20,400)

Adjusted revenues	$405,551	$380,405	$1,156,965	$1,053,286

Gross Profit	$163,775	$153,122	$465,127	$443,495
Impact of SYSTEM 1 Rebate Program	—	—	—	(21,500)
Amortization of inventory “step up” to fair value	—	747	—	1,592

Adjusted gross profit	$163,775	$153,869	$465,127	$423,587

Selling, general and administrative expenses	$95,497	$91,753	$280,087	$252,567
Amortization and impairment of purchased intangible assets	(4,256)	(3,984)	(12,613)	(7,265)
Acquisition related transaction and integration costs	(530)	(2,113)	(1,864)	(5,667)
Loss on fair value adjustment of acquisition related contingent consideration	(1,046)	—	(1,046)	—

Adjusted selling, general and administrative expenses	$89,665	$85,656	$264,564	$239,635

Operating income	$55,890	$67,140	$147,202	$177,719
Impact of SYSTEM 1 Rebate Program and class action	—	(15,800)	—	(37,300)
Amortization of inventory “step up” to fair value	—	747	—	1,592
Amortization and impairment of purchased intangible assets	4,256	3,984	12,613	7,265
Acquisition related transaction and integration costs	530	2,113	1,864	5,667
Loss on fair value adjustment of acquisition related contingent consideration	1,046	—	1,046	—
Restructuring	808	(386)	878	(570)

Adjusted operating income	$62,530	$57,798	$163,603	$154,373

Net income	$28,506	$48,097	$90,566	$118,596
Impact of SYSTEM 1 Rebate Program and class action, net of tax	—	(9,638)	—	(22,753)
Amortization of inventory “step up” to fair value, net of tax	—	456	—	971
Amortization and impairment of purchased intangible assets, net of tax	2,596	2,430	7,694	4,432
Acquisition related transaction and integration costs	323	1,289	1,137	3,457
Loss on fair value adjustment of acquisition related contingent consideration, net of tax	638	—	638	—
Tax benefit, European restructuring	—	(8,118)	(9,245)	(8,118)
Tax expense, Canadian adjustment	2,378	—	2,378	—
Restructuring, net of tax	493	(235)	536	(348)

Adjusted net income	$34,934	$34,281	$93,704	$96,237

Healthcare revenues, net	$291,831	$271,096	$828,051	$757,430
Impact of SYSTEM 1 Rebate Program	—	—	—	(20,400)

Adjusted Healthcare revenues	$291,831	$271,096	$828,051	$737,030

Healthcare capital revenues	$124,777	$119,471	$342,782	$366,840
Impact of SYSTEM 1 Rebate Program	—	—	—	(20,400)

Adjusted Healthcare capital revenues	$124,777	$119,471	$342,782	$346,440

Healthcare operating income	$31,238	$45,478	$72,111	$110,355
Impact of SYSTEM 1 Rebate Program and class action	—	(15,800)	—	(37,300)
Amortization of inventory “step up” to fair value	—	747	—	1,592
Amortization and impairment of purchased intangible assets	3,913	3,595	11,588	6,079
Acquisition related transaction and integration costs	530	2,113	1,864	5,667
Loss on fair value adjustment of acquisition related contingent consideration	1,046	—	1,046	—
Restructuring	808	(386)	878	(570)

Adjusted Healthcare operating income	$37,535	$35,747	$87,487	$85,823

Capital equipment revenues	$149,578	$147,068	$408,775	$435,162
Impact of SYSTEM 1 Rebate Program	—	—	—	(20,400)

Adjusted capital equipment revenues	$149,578	$147,068	$408,775	$414,762

United States revenues	$314,589	$281,411	$900,592	$815,604
Impact of SYSTEM 1 Rebate Program	—	—	—	(20,400)

Adjusted United States revenues	$314,589	$281,411	$900,592	$795,204

STERIS Corporation

Unaudited Supplemental Financial Data

Third Quarter Fiscal 2014

As of December 31, 2013

	FY 2014	FY 2013	FY 2014	FY 2013
Total Company Revenues	Q3	Q3	YTD	YTD
Capital Equipment	$149,578	$147,068	$408,775	$435,162

Adjusted capital equipment revenues (1)	na	na	na	$414,762
Consumables	103,038	96,654	302,078	253,963
Service	152,935	136,683	446,112	384,561

Total Recurring	255,973	233,337	748,190	638,524

Total Revenues, net	$405,551	$380,405	$1,156,965	$1,073,686

Adjusted total revenues (1)	na	na	na	$1,053,286

United States Revenues	$314,589	$281,411	$900,592	$815,604

Adjusted United States Revenues (1)	na	na	na	795,204

United States Revenues as a % of Total	78%	74%	78%	75%
International Revenues	$90,962	$98,994	$256,373	$258,082
International Revenues as a % of Total	22%	26%	22%	25%

Segment Data	Q3	Q3	YTD	YTD
Healthcare
Revenues
Capital Equipment	$124,777	$119,471	$342,782	$366,840
Adjusted Capital Equipment (1)	na	na	na	$346,440
Consumables	83,583	78,696	242,084	198,450
Service	83,471	72,929	243,185	192,140

Total Recurring	167,054	151,625	485,269	390,590

Total Healthcare Revenues, net	$291,831	$271,096	$828,051	$757,430

Adjusted Total Healthcare Revenues (1)	na	na	na	$737,030
Operating Income	31,238	45,478	72,111	110,355

Adjusted Operating Income (1)	37,535	35,747	87,487	85,823

Life Sciences
Revenues
Capital Equipment	$24,801	$27,597	$65,993	$68,322
Consumables	19,455	17,958	59,994	55,513
Service	19,872	19,488	56,438	56,281

Total Recurring	39,327	37,446	116,432	111,794

Total Life Sciences Revenues	$64,128	$65,043	$182,425	$180,116

Operating Income	12,092	12,798	38,672	35,201

Isomedix Services
Revenues	$49,157	$43,392	$144,792	$133,732
Operating Income	14,054	11,103	42,484	39,348

Corporate and Other
Revenues	$435	$874	$1,697	$2,408
Operating Income (Loss)	(1,494)	(2,239)	(6,065)	(7,185)

Other Data	Q3	Q3	YTD	YTD
Product
Total product revenues	252,616	243,722	710,853	689,125
SYSTEM 1 Rebate Program	—	—	—	20,400

Total product revenues, adjusted (1)	252,616	243,722	710,853	668,725

Total product cost of revenues	144,884	139,683	408,051	392,312
SYSTEM 1 Rebate Program	—	—	—	(1,100)
Amortization of inventory “step up” to fair value	—	747	—	1,592

Total product cost of revenues, adjusted (1)	144,884	138,936	408,051	391,820

Total product gross profit, adjusted (1)	107,732	104,786	302,802	276,905

As a percentage, adjusted (1)	42.6%	43.0%	42.6%	41.4%

Service
Total service revenues	152,935	136,683	446,112	384,561
Total service cost of revenues	96,892	87,600	283,787	237,879

Total service gross profit	56,043	49,083	162,325	146,682

As a percentage	36.6%	35.9%	36.4%	38.1%

Total Company gross profit margin, adjusted (1)	163,775	153,869	465,127	423,587

As a percentage, adjusted (1)	40.4%	40.4%	40.2%	40.2%

Healthcare Backlog	$155,917	$141,306	n/a	n/a
Life Sciences Backlog	48,469	49,635	n/a	n/a

Total Backlog	$204,386	$190,941	n/a	n/a

Free Cash Flow	$49,191	$50,104	$82,134	$117,087

Net Debt	$317,403	$365,003	n/a	n/a

(1)	Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.